UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2004

                         PENTHOUSE INTERNATIONAL, INC.

               (Exact name of registrant as specified in charter)



          Florida                         333-83448               65-1158257
----------------------------      ------------------------  --------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



    11 Penn Plaza, New York, New York                               10001
-----------------------------------------                         ----------
(Address of principal executive offices)                          (Zip Code)


                                 (212) 702-6000
               --------------------------------------------------
               (Registrant's telephone number including area code)



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

In connection with the General Media Chapter 11 proceedings, case number 03-15078, filed with the Bankruptcy Court in the Southern District of New York, financial information is periodically being disclosed by a subsidiary of the Registrant and may not be broadly accessible to the public. As a result, disclosures made in accordance with bankruptcy procedure may be material non-public information.

Penthouse International, Inc. ("the Registrant") owns 99.5% of the capital stock of General Media. The Registrant did not file for protection under the Bankruptcy Code and its activities are not subject to Bankruptcy Court supervision.

The Registrant is disclosing the summary financial information set forth below, some of which may have been disclosed by General Media in its court filings, on this Form 8-K in order to provide broad access to the public.

Reference is also made to publicly available documents filed with the bankruptcy court to determine the most current status of all matters related to the bankruptcy case of General Media and to disclosures made on Form 8-K dated January 13, 2003.


RECENT OPERATING RESULTS; OCTOBER

As disclosed in Item 2 of Form 10-Q dated December 11, 2003 filed with the U.S. Securities and Exchange Commission (the "SEC"), consolidated net revenue for the month of October was $4,139,791, up from $1,474,053 in September, an increase of $2,665,738. Consolidated operating income for the month of October was $882,763, up from a loss of $213,204 in September, an increase of $1,095,967.

After giving effect to bankruptcy restructuring expense of $696,569 and $544,075 in October and September, respectively, after tax net income in October was $149,414 versus a loss of $877,259 in September, an increase of $1,026,673.

The increase in net revenue, net operating income and after tax net income was principally attributable to General Media resuming full publication of its six magazines. The above information has not been reviewed by our independent auditors.

RECENT OPERATING RESULTS; NOVEMBER

Consolidated net revenue for the month of November was $3,925,000, down from $4,139,000 in October, a decrease of $214,000. Consolidated operating income for the month of November was $1,051,000, up from $882,000 in October, an increase of $169,000.

After giving effect to bankruptcy restructuring expense of $337,000 and debt refinancing cost of $100,000 in November, after tax net income in October was $554,000.

The increase in net revenue, net operating income and after tax net income was principally attributable to General Media resuming full publication of its six magazines. The above information has not been reviewed by our independent auditors.

In October and November, Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") was $904,000 and $1,073,000, respectively.

EBITDA represents income from operations before interest expense, interest income, loss on impairment of assets, reorganization expenses, tax adjustments, depreciation, gain on forgiveness of debt, debt restructuring costs and gain on sale of officer's life insurance. We evaluate our operating results based on several factors, including EBITDA. We consider EBITDA an important indicator of the operation strength and performance of our ongoing businesses, including our ability to provide cash flows to pay interest, service debt and fund capital expenditures. EBITDA also eliminates the impact of how we fund our businesses and the effect of changes in interest rates, which are not necessarily indicative of our operating performance. EBITDA should not be considered an alternative to any measure of performance or liquidity under accounting principles generally accepted in the United States of America. EBITDA should not be inferred as more meaningful than any of those measures.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PENTHOUSE INTERNATIONAL, INC.





DATE:  JANUARY 13, 2004                  BY:   /S/ CLAUDE BERTIN
                                            -------------------------------
                                            CLAUDE BERTIN, EVP AND SECRETARY